UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2006

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4440 El Camino Real, Los Altos CA 94022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 947-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

Effective January 13, 2006, at the request of Geoffrey Tate, Chairman of the Board of Rambus Inc. (the “Registrant”), Mr. Tate entered into an agreement with the Registrant, pursuant to which Mr. Tate agreed to cancel an aggregate of (i) 665,000 unvested options to purchase common stock of the Registrant and (ii) 500,000 unvested common stock equivalents of the Registrant held by him. This action was taken by Mr. Tate unilaterally in connection with his wishing to conform his compensation going forward as a non-employee Board member of the Registrant to the Registrant’s current policies with respect to Board and executive compensation.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Stock Option and Common Stock Equivalent Cancellation Agreement by and between the Registrant and Geoffrey Tate, effective January 13, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2006	Rambus Inc.

/s/ Robert K. Eulau
Robert K. Eulau, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Stock Option and Common Stock Equivalent Cancellation Agreement by and between the Registrant and Geoffrey Tate, effective January 13, 2006.